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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluor Corporation 2000 Executive Performance Incentive Plan and 2000 Restricted Stock Plan for Non-Employee Directors of our report dated November 19, 1999, with respect to the consolidated financial statements of Fluor Corporation included in its Form 10/A (Amendment No. 1) filed with the Securities and Exchange Commission on November 21, 2000.

                                      /s/ Ernst & Young LLP


Orange County, California
December 28, 2000